Exhibit 99.1

FOR IMMEDIATE RELEASE

Celsius Holdings, Inc. to Present at the 20th Annual B. Riley FBR Institutional Investor Conference on May 22, 2019

BOCA RATON, Fla., May 14, 2019 /PRNewswire/ -- Celsius Holdings, Inc. (the "Company" or "Celsius") (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced that John Fieldly, President and Chief Executive Officer and Edwin Negron, Chief Financial Officer, will present at the 20th Annual B. Riley FBR Institutional Investor Conference on Wednesday, May 22 at 2:00 PM in Room 4, and will conduct one-on-one meetings that day.

A webcast of the presentation will be available at the following link:

http://www.wsw.com/webcast/brileyfbr3/celh

The conference will be held on May 22nd and 23rd at the Beverly Hilton and is by invitation only. For more information, please contact 1on1@brileyfbr.com or your B.Riley FBR representative.

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global company with a proprietary, clinically proven formula for its brand CELSIUS® and all its sub-brands. A lifestyle fitness drink and a pioneer in the rapidly growing performance energy sector, CELSIUS® has four beverage lines that each offer proprietary, functional, healthy-energy formulas clinically-proven to offer significant health benefits to its users. The four lines include, CELSIUS® Originals, CELSIUS HEAT™, CELSIUS® On-the-Go, and CELSIUS® Sweetened with Stevia. CELSIUS® has zero sugar, no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS® line of products is Certified Kosher and Vegan. CELSIUS® is also soy and gluten-free and contains very little sodium. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. CELSIUS® is sold nationally at Target, CVS, GNC, Vitamin Shoppe, 7-Eleven, Dick’s Sporting Goods, The Fresh Market, Sprouts and other key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaw’s and Food Lion. It is also available on Amazon, at fitness clubs and in select micro-markets across the country. For more information, visit CELSIUS® at www.celsius.com or Celsius Holdings, Inc., at www.celsiusholdingsinc.com.

Investor Relations:

Cameron Donahue

(651) 653-1854

cameron@haydenir.com